                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 37                                 Trade Date: 09/23/02
(To Prospectus dated March 22, 2000 and Prospectus        Issue Date: 09/26/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is September 24, 2002



        CUSIP
          or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UEK6              $9,689,000.00              4.10%                  09/15/10                 100%

    Interest Payment
       Frequency                                                                    Dates and terms of redemption
      (begin date)          Survivor's Option       Subject to Redemption          (including the redemption price)
    ----------------        -----------------       ----------------------         --------------------------------
        03/15/03                   Yes                    Yes                                 100% 09/15/03
     semi-annually                                                                     semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------           -------------           -----------          ------------------        -----------
     $9,563,043.00             $125,957.00               $2.00             ABN AMRO Financial
                                                                             Services, Inc.